NUMBER

SHARES

Halozyme Therapeutics, Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
AUTHORIZED: 100,000,000 COMMON SHARES, $.001 PAR VALUE

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 40637H 10 9

This Certifies That

Is The Owner Of

FULLY PAID AND NON-ASSESSABLE COMMON SHARES, $.001 PAR VALUE OF

Halozyme Therapeutics, Inc.

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

In Witness Whereof, *the Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation.*

Dated:

SECRETARY

HALOZYME THERAPEUTICS, INC.
CORPORATE
SEAL
NEVADA

PRESIDENT

COUNTERSIGNED:
CORPORATE STOCK TRANSFER, INC.
3200 Cherry Creek Drive South, Suite 430, Denver, CO 80209

By: ______________________
Transfer Agent and Registrar Authorized Officer